Exhibit 99.1
 PHC Announces Fiscal 2010 First Quarter Results
Net Patient Care Revenue Increases 11.4%; Net Income from Continuing Operations Improves $790,000; Company Reports Third Consecutive Quarter of Profitability

PEABODY, Mass.--(BUSINESS WIRE)--PHC, Inc., d/b/a Pioneer Behavioral Health (NYSE Amex: PHC), a leading provider of inpatient and outpatient behavioral health services, reported financial results for the company's 2010 first fiscal quarter ended September 30, 2009. The results exclude the operations of the company`s research division, Pivotal Research Centers, Inc. ("Pivotal"), which was sold during the 2009 third fiscal quarter and was classified as a discontinued operation.

Total net revenue from continuing operations was $12.6 million for the three months ended September 30, 2009 compared to $11.7 million for the three months ended September 30, 2008. Revenue increased due to higher net patient care revenue, which was partially offset by a decline in contract services revenue.

Net patient care revenue increased 11.4% to $11.8 million for the three months ended September 30, 2009 from $10.6 million for the three months ended September 30, 2008 and 8.7% from $10.8 million for the quarter ended June 30, 2009. This increase in revenue is due primarily to the increased census at Seven Hills Hospital in Las Vegas and the increased beds and census at Capstone in Detroit.  These increases were partially offset by the reduction in beds at Harbor Oaks Hospital in Michigan to facilitate the remodeling of the adjudicated unit to accommodate the new chemical dependency unit which opened in September, 2009.   Contract support services revenue provided by Wellplace declined 22.3% to $0.9 million for the three months ended September 30, 2009 compared to $1.1 million in the year earlier period. The decrease is due to the expiration of the company's smoking cessation contract with a government contractor. The Company expects to increase this revenue through new contracts for EAP (Employee Assistance Programs) and new Smoking Cessation Programs.

Income from operations improved $790,717 to $355,898 for the 2010 fiscal first quarter compared to a loss of $434,819 in the same period a year ago. Income before taxes was $357,035 for the period ended September 30, 2009 compared to a pre-tax loss of $(434,338) in the year-earlier period.  Net income applicable to common shareholders was $223,604, or $0.01 per diluted share, compared to a net loss of $332,703 or $0.02 per share in the fiscal 2009 first quarter. The 2010 fiscal first quarter represented the company’s third consecutive quarter of profitability.

As of September 30, 2009, the Company had cash and cash equivalents of $1.7 million. Stockholders’ equity improved from $16.0 million as of June 30, 2009 to $16.4 million as of September 30, 2009.

"We reported another quarter of improved operating results and GAAP profitability as we continue to generate stronger operating results, reflecting increased census at Capstone and Seven Hills, as well as growing utilization across our other facilities," said Bruce A. Shear, Pioneer's president and CEO. "We believe that utilization rates will continue to rise in the coming months, driven by the implementation of the Paul Wellstone and Pete Domenici Mental Health Parity and Addiction Equity Act of 2008, and increased census at Seven Hills. While the new substance abuse unit at our Harbor Oaks Hospital in Michigan impacted our results during the recently completed quarter, it should enhance profitability as it’s occupancy improves comes online. In addition to the prospects we have for organic growth, we believe our solid balance sheet will allow us to pursue accretive acquisitions that would allow the company to accelerate its growth. We expect operating results to continue to improve and are excited about the opportunities for growth in the future.”

The company will hold a conference call at 9:00 a.m. eastern time Wednesday, November 11, 2009 to discuss the results. Interested parties should dial 888-680-0878 (domestically) or 617-213-4855 (internationally) and use conference passcode 11933251. A replay of the call will be available for 30 days and can be accessed by dialing 888-286-8010 (domestically) or 617-801-6888 (internationally) and using passcode 67862224. Preregistration for the call is available by visiting.
https://www.theconferencingservice.com/prereg/key.process?key=PNAHBFEXM

About PHC d/b/a Pioneer Behavioral Health

PHC, Inc., d/b/a Pioneer Behavioral Health, is a national healthcare company providing behavioral health services in five states, including substance abuse treatment facilities in Utah and Virginia, and inpatient and outpatient psychiatric facilities in Michigan, Pennsylvania, and Nevada. The company also offers internet and telephonic-based referral services that includes employee assistance programs and critical incident services. Contracted services with government agencies, national insurance companies, and major transportation and gaming companies cover more than one million individuals. Pioneer helps people gain and maintain physical, spiritual and emotional health through delivering the highest quality, most culturally responsive and compassionate behavioral health care programs and services. For more information, visit www.phc-inc.com.

Statement under the Private Securities Litigation Reform Act of 1995

This press release may include "forward-looking statements" that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of the Company and its future plans and objectives. Various future events or factors may cause the actual results to vary materially from those expressed in any forward-looking statements made in this press release. For a discussion of these factors and risks, see the company's annual report on Form 10-K for the most recently ended fiscal year.

PHC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
	September 30,	June 30,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,741,696	$3,199,344
Accounts receivable, net of allowance for doubtful accounts of $2,616,886 at September 30, 2009 and $2,430,618 at June 30, 2009	7,511,963	6,315,693
Other receivables- third party	41,300	170,633
Prepaid expenses	454,013	441,945
Prepaid income taxes	271,674	33,581
Other receivables and advances	1,434,488	674,357
Deferred income tax asset - current	923,625	923,625
Total current assets	12,378,759	11,759,178
Restricted Cash	512,197	512,197
Accounts receivable, non-current	8,115	35,000
Other receivables	29,169	55,627
Property and equipment, net	4,699,529	4,687,110
Deferred income tax asset – non-current	1,902,354	1,902,354
Deferred financing costs, net of amortization of $473,073 and $436,440 at September 30, 2009 and June 30, 2009	299,168	335,801
Goodwill	969,098	969,098
Other assets	2,383,901	2,435,628
Total assets	$23,182,290	$22,691,993

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,703,435	$1,375,436
Current maturities of long-term debt	800,515	652,837
Revolving credit note	926,124	863,404
Current portion of obligations under capital leases	106,245	103,561
Accrued payroll, payroll taxes and benefits	1,297,299	1,570,639
Accrued expenses and other liabilities	1,560,545	s 1,461,499
Total current liabilities	6,394,163	6,027,376
Long-term debt, net of current maturities	327,351	488,426
Obligations under capital leases	104,807	132,368
Total liabilities	6,826,321	6,648,170

Stockholders’ equity:
Preferred Stock, 1,000,000 shares authorized, none issued or outstanding	--	--
Class A common stock, $.01 par value, 30,000,000 shares authorized, 19,858,034 and 19,840,793 shares issued at September 30, 2009 and June 30, 2009, respectively	198,580	198,408
Class B common stock, $.01 par value, 2,000,000 shares authorized, 775,021 and 775,080 issued and outstanding at September 30, 2009 and June 30, 2009, respectively, each convertible into one share of Class A common stock	7,750	7,751
Additional paid-in capital	27,755,969	27,667,597
Treasury stock, 626,541 and 626,541 shares of Class A common stock at September 30, 2009 and June 30, 2009, respectively, at cost	(1,125,707)	(1,125,707)
Accumulated deficit	(10,480,623)	(10,704,226)
Total stockholders’ equity	16,355,969	16,043,823
Total liabilities and stockholders’ equity	$23,182,290	$22,691,993

PHC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
	September 30,
	2009	2008
Revenues:
Patient care, net	$11,767,668	$10,559,496
Contract support services	879,760	1,132,409
Total revenues	12,647,428	11,691,905
Operating expenses:
Patient care expenses	6,438,563	6,158,157
Cost of contract support services	727,477	827,779
Provision for doubtful accounts	472,973	445,814
Administrative expenses	4,652,517	4,694,974
Total operating expenses	12,291,530	12,126,724

Income (loss) from operations	355,898	(434,819)

Other income (expense):
Interest income	32,374	51,269
Other income	49,356	30,854
Interest expense	(80,593)	(81,642)

Total other income, net	1,137	481

Income (loss) before for income taxes	357,035	(434,338)
Income tax (benefit) provision	133,431	(39,419)

Income (Loss) from continuing operations	223,604	(394,919)

Income from discontinued operations – net of tax
provision of $39,419	--	62,216

Net income (loss) applicable to common shareholders	$223,604	$(332,703)

Basic net income (loss) per common share
Continuing operations	$0.01	$(0.02)
Discontinued operations	0.00	0.00
	$0.01	$(0.02)

Basic weighted average number of shares outstanding	19,997,549	20,178,087

Diluted net income (loss) per common share
Continuing Operations	0.01	(0.02)
Discontinued operations	0.00	0.00
	$0.01	$(0.02)

Diluted weighted average number of shares outstanding	20,141,989	20,178,087

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